UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2011

Saul Centers, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland		20814-6522
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(301) 986-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 23, 2011, Clarendon Center LLC, a subsidiary of Saul Holdings Limited Partnership, the operating partnership for Saul Centers, Inc., entered into a new $125,000,000 loan (the “Mortgage Loan”), with The Prudential Insurance Company of America. The Mortgage Loan is secured by Clarendon Center, a mixed use development consisting of approximately 42,000 square feet of retail space, 171,000 square feet of office space and 244 residential units located adjacent to the Clarendon Metro Station in Arlington, Virginia. Saul Centers, Inc. has provided a limited guarantee with respect to certain obligations of Clarendon Center LLC under the Mortgage Loan.

The Mortgage Loan matures on April 5, 2026. Interest on amounts borrowed under the Mortgage Loan accrues at an annual rate of 5.31%. The Promissory Note and the Deed of Trust, Security Agreement and Fixture Filing relating to the Mortgage Loan contain various representations, warranties, covenants and events of default, all as more particularly set forth in therein.

Proceeds from the Mortgage Loan were used to repay $104,419,000 outstanding under the construction loan relating to Clarendon Center.

The foregoing description of the Mortgage Loan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Promissory Note and the Deed of Trust, Security Agreement and Fixture Filing, which are attached as Exhibits 10.(a) and 10.(b) to this Current Report on Form 8-K and are incorporated herein by this reference, and to the other documents governing and securing the Mortgage Loan.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 23, 2011, Clarendon Center LLC entered into the Mortgage Loan, the terms of which are described in Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

10. (a)	Promissory Note, dated as of March 23 ,2011, by Clarendon Center LLC to The Prudential Insurance Company of America.

(b)	Deed of Trust, Security Agreement and Fixture Filing, dated as of March 23, 2011, by Clarendon Center LLC to Lawyers Title Realty Services, Inc. as trustee for the benefit of The Prudential Insurance Company of America, as beneficiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ Scott V. Schneider
Name:	Scott V. Schneider
Title:	Senior Vice President and Chief Financial Officer

Dated: April 28, 2011

EXHIBIT INDEX

Exhibit No.	Description

10. (a)	Promissory Note, dated as of March 23 ,2011, by Clarendon Center LLC to The Prudential Insurance Company of America.

(b)	Deed of Trust, Security Agreement and Fixture Filing, dated as of March 23, 2011, by Clarendon Center LLC to Lawyers Title Realty Services, Inc. as trustee for the benefit of The Prudential Insurance Company of America, as beneficiary.